   As filed with the Securities and Exchange Commission on June 14, 1999
                    Registration Statement No. 033-64535
   ---------------------------------------------------------------------
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549
                     ----------------------------------
                       POST EFFECTIVE AMENDMENT No. 1
                                    TO
                                 FORM S-3

                          REGISTRATION STATEMENT
                                 UNDER
                        THE SECURITIES ACT OF 1933
                     --------------------------------

                            AFLAC INCORPORATED
        --------------------------------------------------------------
            (Exact name of registrant as specified in its charter)
                                 Georgia
        --------------------------------------------------------------
        (State or Other Jurisdiction of Incorporation or Organization)
                                58-1167100
        --------------------------------------------------------------
                  (IRS Employer Identification Number)
         1932 Wynnton Road, Columbus, Georgia 31999   706-323-3431
      --------------------------------------------------------------
      (Address, Including Zip Code, and Telephone Number, Including
          Area Code, of Registrant's Principal Executive Offices)

                              AFL STOCK PLAN
      --------------------------------------------------------------
                         (Full Title of the Plan)

                               DANIEL P. AMOS
                           Chief Executive Officer
                             AFLAC INCORPORATED
        1932 Wynnton Road, Columbus, Georgia 31999, 706-323-3431
      --------------------------------------------------------------
         (Name, Address, Including Zip Code, and Telephone Number,
                Including Area Code, of Agent for Service)

The Securities and Exchange Commission is requested to send copies of a communication and notices to:

                          MICHAEL P. ROGAN, ESQ.
                   Skadden, Arps, Slate, Meager & Flom LLP
                        1440 New York Avenue, N.W.
                          Washington, DC 20005


     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement in connection with the AFL Stock Plan as defined herein.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

     If this Form is filed to register additional securities for an offering to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___



                      __________________________________



                       CALCULATION OF REGISTRATION FEE


Title of                          Proposed      Proposed
Shares                            Aggregate      Maximum         Amount of
To Be             Amount to be    Price Per     Aggregate       Registration
Registered        Registered (1)    Unit      Offering Price        Fee
---------------   --------------  ----------  --------------    ------------
Common Stock,      9,000,000         (2)           (2)               (2)
par value $.10      shares
("Common Stock")

(1) Includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends, or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Pursuant to Rule 416 under the Securities Act, the 9,000,000 shares included in this Registration Statement have been adjusted to reflect a 3 for 2 stock split declared on February 13, 1996 and issued on March 18, 1996 and a 2 for 1 stock split declared on May 4, 1998 and issued on June 8, 1998. The registration fee, which was paid at the time of the filing of the Registration Statement on November 22, 1995 was estimated pursuant to Rule 457(c) of the Securities Act of 1933.
                    ___________________________________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                               AFLAC INCORPORATED
                             Worldwide Headquarters
                               1932 Wynnton Road
                             Columbus, Georgia 31999
                                 (800) 235-2667
                                 (706) 596-3589

   AFL STOCK PLAN:  A DIRECT STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN

     We are offering you the opportunity to participate in our AFL Stock Plan, a direct stock purchase and dividend reinvestment plan. The AFL Stock Plan gives you a convenient method of investing cash dividends and making optional cash investments to purchase shares of AFLAC Incorporated common stock without payment of any brokerage commission or service charge. The AFL Stock Plan is also the mechanism by which eligible AFLAC and AFLAC NY Associates (as defined below under the heading "AFLAC Incorporated And Its Subsidiaries") will receive the bonus contributions awarded to them under the 1999 AFLAC Associate Stock Bonus Plan (the "Bonus Plan"). The principal terms of the Bonus Plan are provided in Annex A to this Prospectus, for the benefit of Associates reviewing this Prospectus.

     This Prospectus explains how the AFL Stock Plan works and the steps you must take in order to participate in it. Please review this Prospectus carefully and retain it for future reference.

     At our option, shares of common stock will be purchased under the AFL Stock Plan from newly issued shares, shares held in the treasury of AFLAC Incorporated or shares purchased in the open market. All purchases will be done through an independent agent selected by AFLAC Incorporated. The price of newly issued or treasury shares purchased for your account will be the volume weighted average of the trading on the U.S. exchanges on the applicable investment date for the AFL Stock Plan. The price of shares purchased in the open market for your account will be the average cost of all shares purchased by our independent agent on the open market with respect to the applicable investment date. The closing price of the common stock on June 11, 1999 on the New York Stock Exchange was $46.625.

     Our common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "AFL." Our common stock is also listed on the Tokyo Stock Exchange.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This Prospectus relates to 9,000,000 shares of common stock to be distributed through the AFL Stock Plan. The date of this Prospectus is June 14, 1999.

                          IMPORTANT INFORMATION

     You should rely only on the information contained in this prospectus or any supplement. We have not authorized anyone else to provide you with any information that is different.

     This prospectus is not an offer or solicitation in any state or jurisdiction in which such an offer or solicitation is illegal.

     You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                            ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement regarding the common shares to be distributed pursuant to the AFL Stock Plan. This prospectus is a summary and does not contain all the information set forth in the registration statement and its exhibits. For additional information with respect to AFLAC Incorporated and the AFL Stock Plan, please read the registration statement, including its exhibits.

     We also file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy these reports, including the registration statement, at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. You can request copies of these documents, upon payment of a duplication fee, by writing to the SEC's Reference Section. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings with the SEC are also available on the SEC's internet site (http://www.sec.gov).

     You can inspect our reports, proxy statements and other information filed with the New York Stock Exchange and the Pacific Exchange at the offices of these exchanges.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by us with the SEC are incorporated into this Prospectus by reference:

          (1)  our Annual Report on Form 10-K for the year ended December
               31, 1998;

          (2) our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

          (3) the description of our common stock contained in a registration statement filed under the Securities Exchange Act of 1934, as amended, and any amendments or reports filed with the SEC for the purpose of updating such description.

     As long as we offer the AFL Stock Plan, we also incorporate by reference additional reports, proxy statements, and other documents that we may file with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act.

     We will provide to any person to whom this prospectus is delivered a free copy of any of the documents incorporated by reference other than exhibits to such documents (unless such exhibits are specifically incorporated by reference). Copies may be retrieved from our web site at http://www.aflac.com. You can also request copies by writing to our Investor Relations Department at:

                           AFLAC Incorporated
                           Worldwide Headquarters
                           Investor Relations Department
                           1932 Wynnton Road
                           Columbus, Georgia 31999

or by calling the Investor Relations Department at (800) 235-2667 or (706) 596-3264.
                      AFLAC INCORPORATED AND ITS SUBSIDIARIES

     We are an international holding company incorporated under the laws of Georgia. We are an underwriter of supplemental insurance through our principal subsidiary, American Family Life Assurance Company of Columbus ("AFLAC"), whose primary markets are the United States and Japan.

     As used throughout this Prospectus, the term "Employees" means all full-time employees of AFLAC Incorporated and its subsidiaries and affiliates and the term "Associates" means all associates, soliciting brokers, sales coordinators and special associates who have entered into independent contracts with AFLAC or with American Family Life Assurance Company of New York ("AFLAC NY"), both wholly-owned subsidiaries of AFLAC Incorporated, pertaining to services in the United States, its territories, and possessions, and any other location or country designated by AFLAC or AFLAC NY, who are paid on a commission basis and who are actively performing sales and servicing functions for AFLAC or AFLAC NY.

                                AFL STOCK PLAN
PURPOSE

     The purpose of the AFL Stock Plan is to provide our existing and potential investors, Associates and Employees with an expense-free and convenient way to purchase shares of common stock and to reinvest all or a portion of their cash dividends from the shares of common stock registered in their name and credited to their accounts. The AFL Stock Plan also provides the mechanism for Associates to receive bonus contributions awarded under the Bonus Plan.

ADVANTAGES

     You may purchase shares of common stock through the AFL Stock Plan without having to pay any brokerage commissions or fees.

     You may elect to have automatically reinvested all, a portion or none of the cash dividends payable on your shares of common stock.

     You may deposit common stock certificates, at no cost, in the AFL Stock Plan for safekeeping and to facilitate the transfer or sale of shares through the AFL Stock Plan in a convenient and efficient manner.

     Your funds are fully invested in common stock through the purchase of whole shares and fractional shares.

     You may direct our Shareholder Services Department to transfer, at no cost, all or a portion of whole shares of common stock credited to your AFL Stock Plan account (including those shares deposited into the Plan for safekeeping).

     You may sell shares of common stock credited to your account.

     You will receive a statement after each AFL Stock Plan transaction.

DISADVANTAGES

     You have no control over the time or price at which the common stock is purchased or sold for your account.

     As administrator of the AFL Stock Plan, the AFLAC Incorporated Shareholder Services Department (the "Administrator") will invest all cash investments paid by investors only twice each month, beginning on the 1st and 15th of each month (or the business day immediately preceding that day, if the scheduled day is not a business day). The Administrator must receive your funds at least one business day before the next scheduled investment date in order to invest your funds on that investment date. Otherwise, the Administrator will hold your funds and invest them on the next scheduled investment date.

     Bonus contributions payable by AFLAC or AFLAC NY to the AFL Stock Plan under the Bonus Plan to be used to purchase common stock on behalf of Associates will be invested only once each month, on the 15th day of the month (or the business day immediately preceding that day, if the scheduled day is not a business day).

     You will not earn interest on funds held by the Administrator pending investment under the AFL Stock Plan. You bear the market risk associated with fluctuations in the price of common stock.

WHO WILL ADMINISTER THE PLAN?

     Our Shareholder Services Department will administer the AFL Stock Plan. The Shareholder Services Department is responsible for receiving all cash investments (including bonus contributions awarded to Associates under the Bonus Plan to be used to purchase common stock under the AFL Stock Plan), maintaining records of each account, issuing statements and performing other duties required by the AFL Stock Plan. The Shareholder Services Department will forward funds to be used to purchase shares of common stock to an independent agent selected by us (an "Independent Agent" that is an agent independent of the issuer, as that term is defined in the rules and regulations under the Securities Exchange Act). Additionally, the Shareholder Services Department will promptly forward sales instructions to the Independent Agent. The Independent Agent is responsible for purchasing and selling shares of common stock for your account in accordance with the provisions of the AFL Stock Plan.

     You can contact the Shareholder Services Department by writing:

                            AFLAC Incorporated
                            Worldwide Headquarters
                            Shareholder Services Department
                            1932 Wynnton Road
                            Columbus, Georgia 31999
or by telephoning toll-free (800) 235-2667 or in Columbus (706) 596-3589 between 8 a.m. and 5 p.m., Monday through Friday, Eastern Time. Written communications may also be sent by fax to (706) 596-3488.

     Neither AFLAC Incorporated nor any Independent Agent will be liable for any act done in good faith or for the good faith omission to act in connection with the AFL Stock Plan, including, without limitation, liability caused by:

       our failure to terminate your account upon your death before we have received written notice of your death;

       the prices or times at which the Independent Agent purchases or sells shares of common stock for your account; or

       any loss or fluctuation in the market value after the purchase or sale of shares for your account.

     If we believe, in our sole discretion, that you are using or considering using the optional cash payment investment mechanism against the best interests of AFLAC Incorporated or our shareholders, then we may refuse to issue additional shares to you. If you or someone acting on your behalf tenders an optional cash payment under these circumstances, we may:

       refuse to issue any shares, returning the full payment tendered as promptly as practicable and without interest;

       issue a portion of the shares, returning the uninvested part of the payment tendered as promptly as practicable and without interest; or

       issue all shares for which payment has been tendered.

WHO CAN JOIN AND HOW?

     You can join the AFL Stock Plan if you are a resident in the United States. If you reside outside the United States, its territories and possessions, you should determine whether you are subject to any governmental regulation prohibiting you from joining.

     If you currently own shares of common stock registered in your name, you may join the AFL Stock Plan by returning a completed Enrollment Form to our Administrator, making sure that each registered owner of the shares signs his or her name on the Enrollment Form exactly as that name appears on the common stock certificates. If your stock is held in a brokerage, bank, or other intermediary account, you can instruct the broker, bank or intermediary to register some or all of your common stock directly in your name, and you can then get started in the AFL Stock Plan with respect to those shares by returning a completed Enrollment Form to the Administrator.

     In addition, anyone may join the AFL Stock Plan by completing the Enrollment Form and making an initial cash investment of at least $1,000 (or $50 in the case of eligible Associates and Employees, as described further below).

     If you are a participant in the Bonus Plan, you will be enrolled in the AFL Stock Plan for the purpose of receiving bonus contributions awarded under the Bonus Plan. Once each month, on a scheduled investment date, we will deliver to the Independent Agent the aggregate amount of the accrued bonus contribution (if it equals or exceeds $50) then payable under the Bonus Plan to be used to purchase shares of common stock in the same manner and at the same price that all other shares are purchased by the Independent Agent on that investment date. Bonus contributions totaling less than $50 will be distributed directly to the participant through their accounting statement.

     As a participant in the AFL Stock Plan, you will have the option, at your sole discretion, to reinvest any cash dividends on those shares or to purchase additional shares of common stock, but you are not obligated to do so. The receipt of the bonus contribution to be awarded to participants in the Bonus Plan is not in any way conditioned upon reinvestment of cash dividends on the shares purchased on your behalf or upon your purchase of any additional shares through the AFL Stock Plan. For Associates who are automatically enrolled in the AFL Stock Plan for the purpose of receiving bonus contributions under the Bonus Plan, we will automatically reinvest the dividends you earn on the shares in your AFL Stock Plan account unless you have already elected to receive cash dividends or we receive a specific written request from you that your dividends not be reinvested in additional shares. You may make a written request to receive your dividends in a cash payment simply by indicating this preference on the appropriate portion of the Enrollment Form and returning it to us.

     Once enrolled, any participant in the AFL Stock Plan may make optional cash investments during any month by delivering to the Administrator (a) a completed optional cash investment stub which is attached to each statement you receive from us or an Enrollment Form and (b) a personal check or money order payable to the AFL Stock Plan. DO NOT SEND CASH. You can also pre-authorize the Administrator to deduct a set amount from a U.S. checking, savings, or credit union account that is a member of the Automated Clearing House ("ACH") network. To set up that automatic deduction, you must complete and sign an Automatic Investment Form, which is attached to the Enrollment Form, and return it to the Administrator with a voided blank check or deposit slip for the account from which funds are to be drafted. Forms will be processed and will become effective as promptly as practicable. Once effective, funds will be drafted on the 25th day of each month (or, if the 25th day is not a business day, the first business day thereafter), and the funds will be invested in common stock on the next scheduled investment date.

     In addition, Employees may opt to make monthly investments through payroll deductions, and eligible Associates may opt to make monthly investments through their accounting statement deductions, as follows:

       If you are an Employee, you are eligible to participate in the AFL Stock Plan immediately upon employment with a minimum investment of $50 per month automatically deducted from your paycheck.

       If you are an Associate, you may make optional investments of at least $50 per month through automatic deductions from your monthly accounting statement (or statements) if you have been contracted with AFLAC or AFLAC NY for one year or more and have an average monthly accounting statement balance for the previous six months of at least $150.

     No participant in the AFL Stock Plan may make an optional cash investment of less than $50 or make initial or optional cash investments in excess of $120,000 in any calendar year (except that, in the case of Associates, the $120,000 amount does not include the value of bonus contributions awarded under the Bonus Plan). There is no obligation to make any optional cash investment. If you wish to change your participation, you must submit a new Enrollment Form.

     To the extent required by applicable law in certain jurisdictions, including Arizona, Florida and North Dakota, shares of common stock offered under the AFL Stock Plan to persons not presently record holders of common stock are offered only through a registered broker/dealer.

AM I REQUIRED TO JOIN?

     No. If you hold AFLAC Incorporated common stock but choose not to participate you will continue to receive cash dividends, as declared, in the usual manner. However, participants in the Bonus Plan will not be entitled to receive their bonus contributions greater than $50 as described in Annex A by any mechanism other than through an account under the AFL Stock Plan.

WHAT HAPPENS TO CASH PAYMENTS PENDING INVESTMENT BY THE PLAN?

     Pending investment pursuant to the AFL Stock Plan, initial cash investments, optional cash investments and bonus contributions will be credited to your account and held in a trust account which will be separated from any other funds or monies of AFLAC Incorporated. Cash investments not invested in common stock within 15 business days of receipt will be promptly returned to you. All cash investments are subject to collection by the Administrator of full face value in U.S. funds and will be deemed received when actually received by the Administrator.

     If you request in writing, you may receive a refund of an initial or any optional cash investment which has not already been invested, provided the request is received by the Administrator at least two business days prior to the applicable investment date. However, no refund of a check or money order will be made until the Administrator has collected the funds from those instruments.

WHEN WILL SHARES BE PURCHASED THROUGH THE PLAN?

     An "investment date" will occur twice every month beginning on the 1st and 15th day of the month or, if that day is not a business day, the business day immediately preceding that day. Optional and initial cash investments will be invested in common stock beginning on the first investment date following receipt of the investment by the Administrator; provided that the investment is received by the Administrator on the business day before an investment date. Otherwise, the investment will be held by the Administrator and invested on the next investment date. No interest will be paid on funds held by the Administrator pending investment. Dividend and voting rights will start upon settlement, which is ordinarily three business days after purchase.

     For Associates, bonus contributions (equal to or greater than $50) awarded under the Bonus Plan will be credited once each month to your AFL Stock Plan accounts in accordance with the terms of the Bonus Plan, as explained in greater detail in Annex A to this prospectus, which is being delivered to participants in the Bonus Plan.

WHAT DOES IT COST TO BUY AND SELL SHARES IN THE PLAN?

     You will incur no brokerage commission or service charges for purchases made under the AFL Stock Plan. We will pay all costs of administration of the AFL Stock Plan, including purchase of shares of common stock. The commission on any shares purchased will be reported as a taxable item. You will incur brokerage commission charges and applicable taxes when the Administrator sells your shares through the Independent Agent.

HOW ARE PAYMENTS WITH INSUFFICIENT FUNDS HANDLED?

     If the Administrator does not receive your payment because of insufficient funds in your account, it will remove the shares purchased for you from your account. If the net proceeds from the sale of these shares are insufficient to satisfy the balance of the uncollected amounts, the Administrator may sell additional shares from your account to satisfy the uncollected balance. In addition, an "insufficient funds" fee of $20 will be charged. The Administrator may place a hold on your account until the "insufficient funds" fee is received from you, or may sell shares from your account to satisfy any uncollected amounts.

WHAT IS THE SOURCE OF SHARES?

     Shares of common stock purchased for you under the AFL Stock Plan will be either newly issued shares, shares held in the treasury of AFLAC Incorporated or shares purchased in the open market by the Independent Agent. As of the date of this Prospectus, shares of common stock purchased under the AFL Stock Plan will be purchased from treasury.

HOW IS THE PRICE OF SHARES PURCHASED DETERMINED?

     The purchase price of common stock purchased from AFLAC Incorporated, whether newly issued or treasury shares, will be the volume weighted average of the trading on the U.S. exchanges on the investment date. The price of any shares of common stock purchased in the open market will be the average price per share of the aggregate number of shares purchased for the AFL Stock Plan by the Independent Agent with respect to the applicable investment date. The Independent Agent will make open market purchases with respect to an investment date within 15 days of the investment date.

     Your funds will be commingled with those of other participants for the purpose of executing purchases for shares under the AFL Stock Plan. The number of shares (including any fraction of a share rounded to three decimal places) of common stock credited to your account will be determined by dividing the total amount of cash dividends, optional cash investments and/or initial cash investments to be invested for you by the relevant purchase price per share.

WILL I RECEIVE A CERTIFICATE FOR SHARES PURCHASED THROUGH THE PLAN?

     All shares purchased through the AFL Stock Plan will be held by the AFL Stock Plan. You can obtain a certificate for all or part of the whole shares of common stock credited to your AFL Stock Plan account by making a request to the Administrator. No certificates for fractional shares will be issued.

CAN MY DIVIDENDS BE REINVESTED?

     You may elect to invest in common stock by reinvesting all or a portion of cash dividends paid on shares of common stock registered in your name or in the Plan. If you elect partial reinvestment of cash dividend payments you must designate the whole number of shares for which reinvestment is desired. Once you elect reinvestment, cash dividend payments made on the designated shares of common stock will be invested in shares of common stock. The amount to be reinvested will be reduced by any amount that is required to be withheld under any applicable tax or other statutes. If you have specified partial reinvestment, that portion of cash dividend payments not designated for reinvestment will be sent to you by check in the usual manner, or by electronic direct deposit, if you elected the direct deposit option.

     Dividend payments will be invested in common stock beginning either on the date of payment, if the payment date is an investment date, or on the first investment date following such payment. Dividend payments not invested in common stock within 15 business days of receipt will be promptly returned to you. Cash dividends pending investment pursuant to the AFL Stock Plan will be credited to your account and held in a trust account that will be separated from any other funds or monies of AFLAC Incorporated. No interest will be paid on funds held by the Administrator pending investment.

     As noted above, for Associates who are automatically enrolled in the AFL Stock Plan for purposes of receiving bonus contributions under the Bonus Plan, the dividends earned on the shares purchased on your behalf with the bonus contribution will be automatically reinvested, unless you submit an Enrollment Form on which you elect to receive cash dividends instead.

CAN I HAVE DIVIDENDS THAT ARE NOT REINVESTED DIRECT DEPOSITED?

     If you elect not to reinvest cash dividends distributed on shares of common stock you can receive the non-reinvested cash dividends by electronic deposit to your designated bank, savings, or credit union account that is a member of the ACH network. To receive a direct deposit of funds, you must complete and sign a Direct Deposit Authorization Form and return it to the Administrator with a voided check or deposit slip for the account for which funds are to be deposited. Direct deposit will become effective as soon as practicable after our receipt of the Direct Deposit Authorization Form. You can change designated direct deposit accounts by contacting the Administrator.

     Cash dividends on shares of common stock not designated for reinvestment and not directly deposited will be paid by check on the dividend payment date.

WHAT ARE THE TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN?

     Cash dividends reinvested under the AFL Stock Plan are considered taxable income, even though you have not actually received them in cash. Expenses and fees paid for you by AFLAC Incorporated will be included as income, for tax purposes, and these expenses and fees will be added to the cost basis of the shares purchased through the AFL Stock Plan. The information return sent to you and the Internal Revenue Service ("IRS") at year-end will show the amount of dividends reinvested through the AFL Stock Plan, as well as these fees and expenses.

     You generally will recognize gain or loss when you sell whole shares or fractional shares credited to your account. The sale of any whole or fractional shares through the AFL Stock Plan will be reported to the IRS and you on Form 1099-B.

     If the shares credited to your account were purchased with a bonus contribution made under the Bonus Plan, the value of the bonus contribution is includible in your gross income at the time it is credited to your AFL Stock Plan account. The tax basis that you will have in the shares of AFLAC Incorporated common stock purchased on your behalf (which is used for computing future gain or loss) will be equal to the purchase price of the shares, which will equal, in the aggregate, the amount of the bonus contributions transferred to the AFL Stock Plan on your behalf. Bonus contributions from the Bonus Plan that are distributed directly to you (through your accounting statement) will be includible in your gross income at the time of distribution.

     You should consult with your personal tax advisor for advice applicable to your particular situation.

CAN I DEPOSIT MY SHARES FOR SAFEKEEPING?

     If you participate in the AFL Stock Plan, you may deposit into the AFL Stock Plan for safekeeping common stock that you hold in certificated form by delivering your stock certificates unendorsed to the Administrator and requesting those shares be credited to your account. This feature is offered at no charge and eliminates the risk associated with the loss of stock certificates. If certificates were lost, stolen or destroyed, the shares represented by such certificates could not be sold or transferred without first obtaining replacement certificates, a process that could be costly and could take several weeks to complete. Shares represented by certificates deposited in the AFL Stock Plan are treated in the same manner as shares purchased through the AFL Stock Plan, and may be conveniently and efficiently sold or transferred through the AFL Stock Plan.

CAN I SELL SHARES HELD IN MY PLAN ACCOUNT?

     You can request at any time that all or a portion of the shares of common stock credited to your account be sold by furnishing the Administrator with written instructions, either by mail or by fax, signed by all registered holders. You can sell only whole shares, not fractional shares, if the sale is for less than all of the shares in your account. We cannot sell any certificated shares owned by you unless the certificates are first deposited in the AFL Stock Plan. We will forward the sale instructions to the Independent Agent within five business days of receipt. The Independent Agent will sell shares as soon as practicable and a check for the proceeds of the sale (less brokerage fees and any withholding taxes) will be mailed to you.

     Unless you are an Associate or Employee with monthly deductions for investment or an Associate receiving bonus contributions under the Bonus Plan, IF YOU DISPOSE OF ALL WHOLE SHARES OF COMMON STOCK CREDITED TO YOUR AFL STOCK PLAN ACCOUNT AND REGISTERED IN YOUR NAME, YOU WILL NO LONGER BE ELIGIBLE TO PARTICIPATE IN THE AFL STOCK PLAN UNLESS YOU MAKE A NEW INITIAL INVESTMENT. A check equal to the current market value of any remaining fractional shares will be issued to you, less any brokerage fees and any applicable withholding taxes.

CAN I TRANSFER SHARES HELD IN THE PLAN?

     If you wish to change the ownership of all or part of the shares through gift, private sale or otherwise, you can do so by delivering a written request to the Administrator. The transfer will be done as soon as practicable following the Administrator's receipt of the required documentation. No fractional shares of common stock credited to your account can be transferred unless your entire account is transferred. Requests for account transfers are subject to the same requirements as for the transfer of securities, including the requirement of a Medallion signature guarantee on the request. If the recipient is not already a participant in the AFL Stock Plan, the Administrator will open an account in the recipient's name. The recipient will receive a plan prospectus and a statement showing the number of shares held in the recipient's account.
Gift certificates are also available on request to the Administrator.

WHEN CAN I MAKE CHANGES OR WITHDRAW FROM THE PLAN?

     You can change investment options or withdraw some or all of the common stock credited to your account at any time by delivering written instructions to the Administrator.

     You can at any time terminate participation in the AFL Stock Plan. Unless you request that the shares held in your account be sold, the Administrator will send a stock certificate for the number of whole shares in your account and a check equal to the current market value of any fractional shares.

CAN THE PLAN ADMINISTRATOR TERMINATE MY ACCOUNT?

     The Administrator reserves the right to terminate your participation in the AFL Stock Plan at any time for any reason upon written notice to you at the address appearing on their records (excluding participants in the Bonus Plan, whose participation in the AFL Stock Plan may be terminated only in accordance with the provisions of the Bonus Plan).

     If you dispose of all of the shares of common stock in your AFL Stock Plan account and registered in your name, your AFL Stock Plan account will be terminated, unless you are a participant in the AFL Stock Plan as a result of your receipt of bonus contributions under the Bonus Plan.

WHEN WILL I RECEIVE A STATEMENT ON MY ACCOUNT?

     A statement will be provided when you make an optional cash investment, deposit, transfer, or withdraw shares of common stock, have cash dividend payments reinvested in common stock, or receive a bonus contribution awarded under the Bonus Plan which is transferred to the AFL Stock Plan. You should retain these statements in order to establish the cost basis, for tax purposes, for shares of common stock acquired under the AFL Stock Plan.

     You will also receive copies of all communications sent to holders of common stock. This may include quarterly reports, annual reports, proxy material, consent solicitation material and IRS information, if appropriate, for reporting dividend income. All notices, statements and other communications will be addressed to the latest address of record; therefore, it is important that you promptly notify the Administrator in writing of any change of address.

WILL I BE ENTITLED TO STOCK DIVIDENDS AND SPLITS?

     Any stock dividends or split shares of common stock distributed by AFLAC Incorporated on AFL Stock Plan shares will be credited to your account in the same manner as shareholders who are not participants in the AFL Stock Plan.

WILL I HAVE VOTING RIGHTS FOR THE SHARES HELD IN MY PLAN ACCOUNT?

     Prior to each shareholder meeting, you will be mailed a proxy representing the shares of common stock held in your AFL Stock Plan account combined with any other shares of common stock registered in your name on the record date for such meeting. Shares of common stock credited to your account will not be voted unless you provide voting instructions by proxy for your shares.

     All shares of common stock held in your account will be entitled to one vote per share, unless you have held the shares for 48 continuous months, in which case they will be entitled to ten votes per share.

CAN THE PLAN BE CHANGED?

     AFLAC Incorporated can suspend, modify or terminate the AFL Stock Plan at any time. You will be sent a written notice of any significant changes.

     In the event the AFL Stock Plan is terminated for the purpose of establishing another stock purchase and/or dividend reinvestment plan, we will automatically enroll you in the other plan. Shares credited to your AFL Stock Plan account will be credited automatically to the other plan, unless the Administrator receives notice from you to the contrary.

HOW DOES THE BONUS PLAN WORK?

     The Bonus Plan provides an incentive to Associates who have entered into contracts with AFLAC or AFLAC NY, both wholly-owned subsidiaries of AFLAC Incorporated, for the purpose of marketing their specialized insurance policies, and to enable the companies to retain experienced sales and supervisory personnel. The plan rewards those individuals for sales of insurance policies, and encourages them to acquire and retain a proprietary interest in the success of AFLAC Incorporated. Once each month, on an investment date, the aggregate amount of the accrued bonus contribution then payable under the plan will be delivered to the Independent Agent (if this aggregate amount equals at least $50) to be used to purchase shares of common stock in the same manner and at the same price that all other shares are purchased by the Independent Agent on that investment date.

     The Bonus Plan applies only to Associates and does not affect the ability of any other participant in the AFL Stock Plan to make purchases or sales of AFLAC Incorporated common stock under the AFL Stock Plan or to reinvest cash dividends for shares of common stock credited to their accounts. Annex A to this prospectus describes in more detail how the plan works, and is being provided with this prospectus to the participants in the Bonus Plan.

WHAT IF I HAVE ADDITIONAL QUESTIONS?

     You should direct questions concerning the AFL Stock Plan to our Administrator. You should include in all correspondence your shareholder account number, taxpayer identification number (social security number), and a daytime telephone number where we may contact you during normal working hours to facilitate a prompt response.

     You should recognize that we cannot assure you of a profit or protect you against a loss on the shares purchased under the AFL Stock Plan.

     Although we currently intend to continue the payment of quarterly dividends on the common stock, the payment of dividends will depend upon future earnings, our financial condition and other factors.

                  INTERPRETATION AND REGULATION OF THE PLANS

     Our officers are authorized to take such actions as may be consistent with the terms and conditions of the AFL Stock Plan and the Bonus Plan. We reserve the right to interpret and regulate the AFL Stock Plan and the Bonus Plan as we deem desirable or necessary in connection with the operations of the AFL Stock Plan and the Bonus Plan.

                               USE OF PROCEEDS

     If treasury shares or newly issued shares of common stock are purchased under the AFL Stock Plan, we will use the proceeds from those sales for general corporate purposes. We will not receive any proceeds when shares of common stock are purchased under the AFL Stock Plan in the open market.

                            PLAN OF DISTRIBUTION

     The AFL Stock Plan provides for the purchase of shares of common stock, which may be either newly issued shares, shares held in our treasury, or shares purchased on the open market by the Independent Agent. As of the date of this Prospectus, shares of common stock purchased for participants under the AFL Stock Plan are being purchased from our treasury. The AFL Stock Plan provides that we may not change our determination regarding the source of purchases of shares under the AFL Stock Plan more than once in any three-month period. The primary consideration in determining the source of shares of common stock to be used for purchases under the AFL Stock Plan is expected to be our need to increase equity capital. If we do not need to raise funds externally or if financing needs are satisfied using non-equity sources of funds to maintain our targeted capital structure, shares of common stock purchased for participants under the AFL Stock Plan will be purchased on the open market, subject to the limitation on changing the source of shares of common stock.

                                  EXPERTS

     Our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 1998 are incorporated by reference in this Prospectus in reliance upon the report of KPMG LLP, independent auditors, given upon the authority of that firm as experts in accounting and auditing.

                               LEGAL OPINIONS

     Certain legal matters in connection with the common stock offered by this Prospectus have been passed upon for us by Joey M. Loudermilk, Senior Vice President and General Counsel of AFLAC Incorporated.

                                                                    ANNEX A


                    1999 AFLAC ASSOCIATE STOCK BONUS PLAN


     The Boards of Directors of American Family Life Assurance Company of Columbus ("AFLAC") and American Family Life Assurance Company of New York ("AFLAC NY") adopted the 1999 AFLAC Associate Stock Bonus Plan on June 3, 1999, effective as of July 1, 1999 (the "Bonus Plan"). This is a new plan that replaces in their entirety the AFLAC Associate Stock Bonus Plan and the AFLAC New York Associate Stock Bonus Plan, both of which were terminated effective June 30, 1999 (collectively, the "Terminated Plans"). In accordance with the provisions of the Terminated Plans, the related Trusts will be dissolved and their assets distributed. All shares, including fractional shares, credited to a participant's individual share account under the Terminated Plans will be automatically transferred to a new account established for the participant under the AFL Stock Plan if the value of the participant's account equals or exceeds $1,000. If the value of a participant's account is less than $1,000, a check for the full value of the account will be distributed directly to the participant.

     The purpose of the Bonus Plan is to provide an incentive to associates, soliciting brokers, sales coordinators and special associates of AFLAC and AFLAC NY, both wholly-owned subsidiaries of AFLAC Incorporated, for the purpose of marketing their specialized insurance policies and to enable AFLAC and AFLAC NY to retain experienced sales and supervisory personnel. The Bonus Plan rewards these individuals for sales of the insurance policies and encourages them to acquire and retain a proprietary interest in the success of AFLAC, AFLAC NY and AFLAC Incorporated.

     The Bonus Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

     Because this is a summary of the Bonus Plan, it may not contain all the information that may be important to you. You should therefore read the entire Bonus Plan carefully. You may request a copy of the Bonus Plan, which we will provide without charge, by writing to the Shareholder Services Department, 1932 Wynnton Road, Columbus, Georgia 31999, or by calling 1-800-235-2667 or 706-596-3589.

ADMINISTRATION:

     The Stock Bonus Management Committee consists of officers designated by the Boards of Directors of AFLAC and AFLAC NY. To the extent permitted by law, the Stock Bonus Management Committee's decisions on all matters within the scope of its authority are final. The following persons currently serve as members of the Stock Bonus Management Committee: E. Stephen Purdom, Executive Vice President, U.S. Operations; Joseph P. Kuechenmeister, Senior Vice President, Director of Marketing; David L. Hewitt, Senior Vice President, Marketing, for AFLAC NY; Michael E. Bartow, Second Vice President, Financial; and Patricia A. Bell, Second Vice President, Shareholder Services.

     The AFLAC Board of Directors and AFLAC NY Board of Directors designates, and has the right to remove, the members of the Stock Bonus

Management Committee. The Stock Bonus Management Committee may delegate its administrative duties and responsibilities to such persons as it selects. Under the Bonus Plan, AFLAC and AFLAC NY have agreed to indemnify the members of the Stock Bonus Management Committee and the AFLAC Board of Directors, the AFLAC NY Board of Directors and any other party acting at the request of AFLAC, AFLAC NY or the Stock Bonus Management Committee with respect to the Bonus Plan. This indemnification covers their liability for their acts, omissions or conduct in such capacities, except to the extent that their liability results from their own willful misconduct or gross negligence.

     Participants in the Bonus Plan receive account statements for their AFL Stock Plan account in the same manner as other participants in the AFL Stock Plan. Accordingly, a statement will be provided when your account is credited with shares of stock purchased with the bonus contribution awarded under the Bonus Plan, when you make an optional cash investment, deposit, transfer, or withdraw shares of common stock or have cash dividend payments reinvested in common stock. AFLAC Incorporated provides all necessary forms and accounting and other services required to carry out the proper administration of the Bonus Plan. You may obtain additional information about the Bonus Plan and its administrators from the Shareholder Services Department, 1932 Wynnton Road, Columbus, Georgia 31999. You may make requests by telephone by calling 1-800-235-2667 or 706-596-3589.

ELIGIBILITY AND ENROLLMENT:

     Each associate, soliciting broker and sales coordinator is eligible to participate in the Bonus Plan, as specified below:

       An associate is any person or entity associated with AFLAC or AFLAC NY pursuant to an Associate's Contract in effect on or after July 1, 1999 pertaining to services in the United States, its territories and possessions, and any other location or country designated by AFLAC or AFLAC NY, who is paid on a commission basis and who is actively performing sales and servicing functions for AFLAC or AFLAC NY.

       A soliciting broker is an associate who is also providing services to AFLAC or AFLAC NY pursuant to a standardized Soliciting Broker Contract in effect on or after July 1, 1999.

       A sales coordinator is an associate who is also providing services to AFLAC or AFLAC NY as a district, regional or state sales coordinator pursuant to a contract in effect on or after July 1, 1999.

       Special associates are persons or entities associated with AFLAC or AFLAC NY pursuant to a special written agreement in effect on or after July 1, 1999 who are engaged in the sale of insurance products for AFLAC or AFLAC NY and are paid on a commission basis. Special associates are eligible to participate in the Bonus Plan only if the written agreement between AFLAC or AFLAC NY and the special associate so provides.

     Any associate, soliciting broker, sales coordinator or eligible special associate who was a participant in the Terminated Plans as of the termination date of the Terminated Plans will automatically become enrolled in the Bonus Plan, unless that person or entity notifies AFLAC or AFLAC NY in writing that the person or entity does not wish to become a participant.

Any person or entity who becomes an associate, soliciting broker, sales coordinator or eligible special associate on or after July 1, 1999 will also automatically become a participant, unless that person or entity notifies AFLAC or AFLAC NY in writing that the person or entity does not wish to become a participant. If an associate, soliciting broker, sales coordinator or eligible special associate was eligible to be a participant in the Terminated Plans but opted not to become a participant, and the individual is eligible to participate in the Bonus Plan, that person or entity must notify AFLAC or AFLAC NY in writing that the person or entity opts to enroll in the Bonus Plan. All persons or entities who participate in the Bonus Plan are hereafter referred to as "participants."

     The Bonus Plan shall not be deemed to constitute a contract between AFLAC or AFLAC NY and the participant, or to be consideration, or an inducement, for the association of any participant with AFLAC or AFLAC NY. No provision of the Bonus Plan shall be deemed to give any participant the right to be retained or contracted in association with AFLAC or AFLAC NY, or be deemed to interfere with the right of AFLAC or AFLAC NY to discharge any participant at any time regardless of the effect which such discharge will have upon the participant. Each participant, for himself or herself and his or her heirs, assigns and estate, shall be deemed conclusively by his or her participation in the Bonus Plan to have agreed to and accepted the terms and conditions of the Bonus Plan. A participant may terminate his or her participation in the Bonus Plan at any time by giving written notice to AFLAC or AFLAC NY.

BONUS CONTRIBUTIONS:

     Bonus contributions awarded under the Bonus Plan, if any, are made by AFLAC and AFLAC NY. The Board of Directors of AFLAC and AFLAC NY may however authorize bonus contributions from other sources. No contributions may be made by any participant.

     In the case of policies with issue dates prior to July 1, 1999, bonus contributions are based on premiums which are applied by AFLAC or AFLAC NY to the policy for the first twelve months of coverage after a policy is made effective at the home office of AFLAC or AFLAC NY, and will be credited to Associates on a monthly basis. In the case of policies with issue dates on or after July 1, 1999, bonus contributions are based on annualized premiums and are credited when the difference between the issue date and the "paid to" date is thirteen months. The "paid to" date is the date to which coverage provided by a policy will remain in force based on premiums applied to the policy. We will make the bonus contribution only if you continue to be an active associate at the time at which the bonus contribution becomes payable under this schedule. We will also continue to pay the bonus contribution on policies that you have sold if you die, become disabled, or are terminated and at the time of the death, disability or termination, you have become vested for commission purposes under your agreement with us.

     Bonus contributions are made only with respect to insurance policies designated as "Bonus Policies" by AFLAC or AFLAC NY. A list of those policies which are designated as Bonus Policies is included in the Commission Structure which is made available to associates, sales coordinators, soliciting brokers and special associates. Participants may obtain copies of the current list from sales coordinators or the Marketing Department of AFLAC or AFLAC NY. AFLAC and AFLAC NY may, at any time and in their sole discretion, change the insurance policies to be designated as Bonus Policies.

     Currently, AFLAC or AFLAC NY will contribute the following amount with respect to Bonus Policies:

       for associates and soliciting brokers, 3.5% of the first year premiums applied by AFLAC or AFLAC NY on Bonus Policies sold by the participant which have issue dates prior to July 1, 1999, and 3.5% of annualized first year premiums as of the date on which the time period between the issue date and the "paid to" date is thirteen months with respect to Bonus Policies sold by the participant which have issue dates on or after July 1, 1999, and allocated among participants on the same basis as the allocations that are properly designated on a new business transmittal form submitted with the Bonus Policy;

       for sales coordinators, .7% of the first year premiums applied by AFLAC or AFLAC NY, or of the annualized first year premiums, depending on the effective date of the policy, on Bonus Policies sold by each participant or other individual who is assigned in writing to the sales coordinator, and allocated among sales coordinators as necessary based on any allocation among Associates; and

       for special associates, the amount contributed with respect to Bonus Policies sold is determined in accordance with the written agreement between the special associate and AFLAC or AFLAC NY.

     The Stock Bonus Management Committee may, at any time and in its sole discretion, change the amount to be contributed on behalf of associates, soliciting brokers and sales coordinators. All bonus contributions awarded under the Bonus Plan are transferred to the AFL Stock Plan if the bonus contribution due in any one month period equals or exceeds $50. Bonus contributions totaling less than $50 will be credited to the participant's accounting statement. Bonus contributions are made not later than 45 days following the date on which the bonus contribution becomes due under the schedule described above. The AFL Stock Plan will purchase shares on the 15th of every month, or if such date is not a business day, the business day immediately preceding that day.

     All costs incurred in the operation of the Bonus Plan, including brokerage and other fees directly related to the purchase of shares of AFLAC Incorporated common stock, will be paid by AFLAC or AFLAC NY, as the sponsors of the Bonus Plan, or by AFLAC Incorporated, as the sponsor of the AFL Stock Plan. However, participants will incur the brokerage commission charges and applicable taxes when the participant sells shares through the Independent Agent.

     The total amount of the bonus contribution due to an associate may be reduced by an amount that reflects any bonus contribution previously made that was based on premiums that were later refunded.

INVESTMENTS:

     It is the express intent of the Bonus Plan that bonus contributions be invested in common stock of AFLAC Incorporated in accordance with the terms of the AFL Stock Plan, as summarized in this Prospectus.

     Transfers and Distributions

       In general, transfers of bonus contributions awarded under the Bonus Plan will be made to the AFL Stock Plan within 45 days after the end of each month in which an associate is granted a bonus contribution under the Bonus Plan. The Plan sponsors will not pay interest on funds pending transfer to the AFL Stock Plan.

       If the bonus contribution for an associate equals $50 or more, this amount will be transferred to the AFLAC Incorporated Shareholder Services Department to be invested in AFLAC Incorporated common stock on your behalf. If the bonus contribution is less than $50, you will receive the bonus contribution amount from AFLAC or AFLAC NY, as the case may be, through your accounting statement.

       After the bonus contribution is transferred to the AFL Stock Plan, if the AFL Stock Plan purchases treasury shares or newly issues shares, the purchase price will be the volume weighted average of the trading on the U.S. exchanges on the applicable investment date for AFLAC Incorporated common stock, as determined by the Independent Agent for the AFL Stock Plan. If the AFL Stock Plan purchases shares in the open market, the purchase price will be the average cost of all shares purchased by the Independent Agent on the open market with respect to the applicable investment date.

VOTING:

     Participants become entitled to exercise rights as stockholders of AFLAC Incorporated at the time that shares of AFLAC Incorporated are purchased on their behalf and credited to their accounts in the AFL Stock Plan.

TRANSFERABILITY:

     The Bonus Plan provides that, except as provided in the Bonus Plan or as otherwise required by law (for example, laws governing levies and garnishments), a participant cannot assign or transfer his or her interest in the Bonus Plan. Furthermore, a participant's interest in the Bonus Plan is not liable for or subject to his or her debts, contracts, liabilities, engagements or torts other than obligations owed to AFLAC or AFLAC NY.

AMENDMENT AND TERMINATION:

     AFLAC and AFLAC NY expect the Bonus Plan to be continued indefinitely. However, AFLAC and AFLAC NY have the right at any time to reduce or discontinue permanently the bonus contributions awarded under the Bonus Plan or to amend or terminate the Bonus Plan by action of their Boards of Directors without the consent of participants.

     Upon termination of the Bonus Plan, AFLAC and AFLAC NY shall disburse to each participant or estate, as the case may be, through the AFL Stock Plan the full accrued and unpaid amount then standing to his or her credit.

MANDATORY ARBITRATION:

     Any dispute arising under the Bonus Plan, to the maximum extent permitted by applicable law, is subject to mandatory, binding arbitration pursuant to the terms of the Federal Arbitration Act. The primary arbitration terms are as follows:

       Arbitration is the sole remedy for disputes regarding the Bonus Plan.

       The decision of the arbitration panel shall be final and binding as among the parties.

       Any arbitration will be conducted in Columbus, Georgia.

       The arbitrators may grant all relief allowable under law except for temporary restraining orders, interlocutory or preliminary injunctive relief, and punitive or exemplary damages.

       Each party may select one arbitrator, who need not be neutral, and, if either party so requests, the Senior Judge of the Superior Court of Muscogee County, Georgia will also select a neutral third arbitrator.

       The arbitration panel shall provide for a hearing and a majority of the arbitration panel shall render an award within 10 days of the completion of the hearing.

       Each party will pay for the fees and expenses of its arbitrator and, if appointed, will split the fees and expenses of any neutral third arbitrator.

       The prevailing party in the arbitration shall be entitled to recover its costs and attorneys' fees from the other party.

TAX CONSEQUENCES:

     Under section 83 of the Code and the Treasury regulations thereunder, the value of the common stock of AFLAC Incorporated is includible in the gross income of a participant when his or her ownership interest in the common stock becomes transferable, or is not subject to a substantial risk of forfeiture, which will occur when the bonus contribution is transferred to the participant's AFL Stock Plan account. The tax basis that you will have in these shares (which is used for computing future gain or loss) will be equal to the purchase price of the shares, which will equal, in the aggregate, the amount of the bonus contributions transferred to the AFL Stock Plan on your behalf. Bonus contributions awarded under the Bonus Plan that are distributed to a participant (through the accounting statement) will be includible in the participant's gross income at the time of distribution. Under sections 404(d) and/or 83(h) of the Code and the Treasury regulations thereunder, AFLAC and AFLAC NY generally receive deductions with respect to the common stock of AFLAC Incorporated at the time it is includible in the gross income of a participant.

     The above is a summary only. Please refer to the Code and its regulations for a complete statement of the relevant provisions. We urge you to consult with your tax advisor regarding the consequences to you under federal, state, local, and other law of participation in the Bonus Plan.

                                AFLAC INCORPORATED




                                 9,000,000 SHARES





                                   COMMON STOCK





                                    PROSPECTUS



                                 AFL STOCK PLAN:

                             A DIRECT STOCK PURCHASE

                                       AND

                           DIVIDEND REINVESTMENT PLAN









                                  JUNE 14, 1999

     You should rely only on the information in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different.



                              TABLE OF CONTENTS

                                 Prospectus
                                 ----------

                                                                 Page No.
                                                                 --------

Additional Information                                               2

Incorporation of Certain Documents by Reference                      2

AFLAC Incorporated and its Subsidiaries                              3

AFL Stock Plan                                                       3

Use of Proceeds                                                     13

Plan of Distribution                                                13

Experts                                                             13

Legal Opinions                                                      13

Annex                                                               14

PART II  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The estimated expenses in connection with distribution of the securities being registered, are as follows:

                 SEC registration fee                      $    -0-
                 Legal fees and expenses                     27,000
                 Accounting fees and expenses                 5,000
                 Printing, Postage and Miscellaneous         22,500
                                                            -------
                      Total                                $ 54,500

Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Georgia Business Corporation code provides that, under certain circumstances, directors, officers, employees and agents of a Georgia corporation may be indemnified against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with settling, or otherwise disposing of, suits or threatened suits to which they are a party or threatened to be named a party by reason of acting in any of such capacities if such person acted in a manner such person believed in good faith to be in, or not opposed to, the best interests of the corporation. The By-Laws of the Company provide for indemnification of officers and directors to the fullest extent permitted by such Georgia law. The Company's Articles of Incorporation also limit the potential personal monetary liability of the members of the Company's Board of Directors to the Company or its stockholders for certain breaches of their duty of care or other duties as a director.

     The Company maintains (i) director and officer liability insurance that provides for indemnification of the directors and officers of the Company and of its majority-owned subsidiaries, and (ii) company reimbursement insurance that provides for indemnification of the Company and its majority-owned subsidiaries in those instances where the Company and/or its majority-owned subsidiaries indemnified its directors and officers.

Item 16.  EXHIBITS

          The following exhibits are filed with this registration statement:

          Exhibit No.
         (per Item 601
        of Regulation S-K)    Description of Exhibit
        -----------------     -----------------------
             4.1              Articles of Incorporation of AFLAC
                              Incorporated, as amended.  Filed as Exhibit
                              3.0 to AFLAC Incorporated's Annual Report on
                              Form 10-Q for the quarter ended March 31, 1997 and incorporated herein by reference.

             5.1*             Opinion of Joey M. Loudermilk, Esq.

             5.2 Opinion of Joey M. Loudermilk, Esq. regarding post-effective amendment.

             23.1*            Consent of KPMG LLP.

             23.2*            Letter of KPMG LLP re: Unaudited
                              Interim Financial Information.

             23.3* Consent of Joey M. Loudermilk, Esq. (included in the Opinion of Counsel filed as Exhibit 5.1).

             23.4             Consent of KPMG LLP for post-effective
                              amendment.

             23.5             Consent of Joey M. Loudermilk, Esq.
                              (included in the Opinion of Counsel filed as Exhibit 5.2 hereto).

             24.1* Power of Attorney, as set forth on the signature page of the original S-3 filing.

             99.1             1999 AFLAC Associate Stock Bonus Plan.

*  Previously provided in original S-3 filing.


Item 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)     To include any prospectus required by Section 10 (a)
(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on June 14, 1999.



                                        AFLAC INCORPORATED




Dated:   June 14, 1999             By:  /s/ Daniel P. Amos
       -------------------             --------------------------------
                                        Daniel P. Amos
                                        Chief Executive Officer
                                           and President




Dated:   June 14, 1999             By:  /s/ Kriss Cloninger, III
       -------------------             --------------------------------
                                        Kriss Cloninger, III
                                        Executive Vice President
                                        and Chief Financial
                                        Officer




Dated:   June 14, 1999             By:  /s/ Norman P. Foster
       -------------------             --------------------------------
                                        Norman P. Foster
                                        Executive Vice President
                                        of Corporate Finance

	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                   Title                       Date
   ---------------             -----------                 ----------

/s/ Daniel P. Amos            Chief Executive              June 14, 1999
-------------------------       Officer and Vice          -----------------
Daniel P. Amos                  Chairman of the
                                Board


/s/ Paul S. Amos              Chairman of                  June 14, 1999
-------------------------       the Board                 -----------------
Paul S. Amos


/s/ J. Shelby Amos            Director                     June 14, 1999
-------------------------                                 -----------------
J. Shelby Amos


/s/ Michael H. Armacost       Director                     June 14, 1999
-------------------------                                 -----------------
Michael H. Armacost


                              Director
-------------------------                                 -----------------
M. Delmar Edwards, M.D.


/s/ Joe Frank Harris          Director                     June 14, 1999
------------------------------                            -----------------
Joe Frank Harris


                              Director
-------------------------                                 -----------------
Elizabeth J. Hudson


/s/ Kenneth S. Janke, Sr.     Director                     June 14, 1999
-------------------------                                 -----------------
Kenneth S. Janke, Sr.



/s/ Charles B. Knapp          Director                     June 14, 1999
-------------------------                                 -----------------
Charles B. Knapp


                              Director
-------------------------                                 -----------------
Hisao Kobayashi

                              Director
-------------------------                                 -----------------
Yoshiki Otake


/s/ E. Stephen Purdom         Director                     June 14, 1999
-------------------------                                 -----------------
E. Stephen Purdom


/s/ Barbara K. Rimer          Director                     June 14, 1999
-------------------------                                 -----------------
Barbara K. Rimer


/s/ Henry C. Schwob           Director                     June 14, 1999
-------------------------                                 -----------------
Henry C. Schwob


/s/ J. Kyle Spencer           Director                     June 14, 1999
-------------------------                                 -----------------
J. Kyle Spencer


/s/ Glenn Vaughn, Jr.         Director                     June 14, 1999
-------------------------                                 -----------------
Glenn Vaughn, Jr.


/s/ Robert L. Wright          Director                     June 14, 1999
-------------------------                                 -----------------
Robert L. Wright

                              EXHIBIT INDEX


Number                 Description
------                 -----------

4.1         Articles of Incorporation of AFLAC Incorporated, as amended.
            Filed as Exhibit 3.0 to AFLAC Incorporated's Annual Report on Form 10-Q for the quarter ended March 31, 1997 and incorporated herein by reference.

5.1*        Opinion of Joey M. Loudermilk, Esq.

5.2 Opinion of Joey M. Loudermilk, Esq. regarding post-effective amendment.

23.1*       Consent of KPMG LLP

23.2*       Letter of KPMG LLP re:  Unaudited Interim Financial Information.

23.3* Consent of Joey M. Loudermilk, Esq. (included in the opinion of Counsel filed as Exhibit 5.1).

23.4        Consent of KPMG LLP for post-effective amendment.

23.5 Consent of Joey M. Loudermilk, Esq. (included in the Opinion of Counsel filed as Exhibit 5.2 hereto).

24.1* Power of Attorney, as set forth on the signature page of the original S-3 filing.

99.1        1999 AFLAC Associate Stock Bonus Plan

*  Previously provided in original S-3 filing.
























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